EXHIBIT 5
BAKER & DANIELS LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
Tel 317.569.9600 Fax 317.569.4800
www.bakerdaniels.com
November 11, 2009
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, IN 46580
Ladies and Gentlemen:
     We have acted as counsel to Zimmer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (“Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction I.D. to Form S-3, the Registration Statement will become automatically effective upon filing with the Commission.
     The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities: (1) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) in one or more series; (2) shares of common stock, par value $0.01 per share (“Common Stock”); (3) warrants to purchase Preferred Stock or Common Stock (collectively, the “Warrants”) and (4) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the “Debt Securities”), which Debt Securities may be convertible into Common Stock. The Preferred Stock, the Common Stock, the Warrants and the Debt Securities are collectively referred to herein as the “Offered Securities.”
     Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference.
     The Debt Securities are to be issued pursuant to an indenture (the “Indenture”), to be dated on or about the date of the first issuance of the Debt Securities thereunder between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in the form filed as Exhibit 4.8 to the Registration Statement.
     In connection with this opinion we have examined the Registration Statement, the Restated Certificate of Incorporation (the “Certificate”) and By-Laws of the Company and the Indenture, each in the forms filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed, without independent verification: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that (1) any stock certificates evidencing any Preferred Stock to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such Preferred Stock will be duly designated in accordance with, the General Corporation Law of the State of Delaware, as amended (the “DGCL”); and (2) any stock certificates evidencing any Common Stock to be issued pursuant to the Registration Statement will conform to the specimen certificate which we have examined and will be duly executed and delivered. We have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     The opinions set forth below are limited to the laws of the State of Indiana and the DGCL, and we do not express any opinion with respect to the law of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.
     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to the shares of any series of Preferred Stock, when (a) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (c) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (d) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (e) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (f) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Preferred Stock, (1) the Certificate, the Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (2) there shall be sufficient Preferred Stock authorized under the Certificate (as then in effect) and not otherwise reserved for issuance.
     2. With respect to the shares of Common Stock, when (a) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) appropriate corporate action has been taken to authorize the issuance of Common Stock, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (e) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 2, we have assumed that, at the time of issuance of any Common Stock, (1) the Certificate, the Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (2) there shall be sufficient Common Stock authorized under the Certificate (as then in effect) and not otherwise reserved for issuance.
     3. With respect to any series of Warrants, when (a) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     4. When (a) a prospectus supplement and any other offering material with respect to the Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the issuance of the Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (d) the Debt Securities, in the form included in the Indenture and any supplement thereto filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Indenture), have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered and paid for and (e) if the Debt Securities are convertible into Common Stock, (1) the issuance of such Common Stock has been duly authorized by appropriate corporate action, (2) the Debt Securities are presented for conversation in accordance with the terms thereof and (3) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Debt Securities, (A) the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (B) if the Debt Securities are convertible into Common Stock, the Common Stock issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable.
     The opinions set forth above (except for the opinions set forth in paragraphs 1 and 2 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the indenture; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of any Debt Securities that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (l) with respect to any certificate of designations, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.
     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ BAKER & DANIELS LLP